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                                  EXHIBIT 16.1


May 8, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in the second and fourth paragraphs in
Item 4 of Form 8-K of SUPERVALU, INC. dated May 8, 1998. We have no basis for agreeing or disagreeing with the comments in the first and third paragraphs.

Yours truly,

/s/ Deloitte & Touche LLP